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#590321 v1

EXHIBIT 23.6

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 of the Securities Act of 1933 (the "Act"), the undersigned hereby consents to be named in the registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form F-1 in connection with the offering by CompleTel Europe N.V., a public limited liability company organized under the laws of The Netherlands (the "Company"), of securities ("Securities"), and all amendments (including post-effective amendments) thereto and any abbreviated registration statement in connection with this Registration Statement pursuant to Rule 462(b) under the Act, as about to become a director of the Company.



Date:  January 31, 2000                     /s/ James C. Allen
       ----------------                     ------------------------------------
                                            James C. Allen

Date:  January 31, 2000                     /s/ Royce J. Holland
       ----------------                     ------------------------------------
                                            Royce J. Holland

Date:  January 31, 2000                     /s/ James H. Kirby
       ----------------                     ------------------------------------
                                            James H. Kirby

Date:  January 31, 2000                     /s/ William H. Pearson
       ----------------                     ------------------------------------
                                            William H. Pearson

Date:  January 31, 2000                     /s/ James N. Perry, Jr.
       ----------------                     ------------------------------------
                                            James N. Perry, Jr.